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                                                                    Exhibit 99.3

                       AMENDMENT NO. 3 TO RIGHTS AGREEMENT

         AMENDMENT NO. 3, dated as of April 17, 2000 (the "Amendment"), to the RIGHTS AGREEMENT, dated as of August 22, 1995 between HADCO CORPORATION, a Massachusetts corporation (the "Company"), and THE FIRST NATIONAL BANK OF BOSTON, a national banking association, as Rights Agent, as amended by Amendment No. 1 dated March 18, 2000 and as amended by Amendment No. 2 dated March 28, 2000 (as so amended, the "Rights Agreement"). All terms not otherwise defined herein shall have the meanings given such terms in the Rights Agreement.

                              W I T N E S S E T H:

         WHEREAS, on August 22, 1995, the Board of Directors of the Company (the "Board") authorized and declared a dividend distribution with respect to each share of Common Stock of the Company (the "Common Stock") outstanding as of the close of business on September 11, 1995 constituting the right to purchase one share of Common Stock of the Company, as reflected in the Rights Agreement; and

         WHEREAS, pursuant to Section 27 of the Rights Agreement, the Company may cause the Rights Agreement to be amended at any time prior to the Final Amendment Date (as defined in the Rights Agreement) without the approval of any holders of certificates representing shares of Common Stock; and

         WHEREAS, on April 17, 2000, the Board authorized and approved the further amendment of the Rights Agreement.

         NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

         1. The first sentence in Section 1(a) shall be amended and restated in its entirety as follows:

                  "Acquiring Person" shall mean any Person who or which, together with all Affiliates and Associates of such Person, shall be the Beneficial Owner of more than 20% of the shares of Common Stock then outstanding, but shall not include the following Persons (each individually called an "Exempt Person"): (i) the Company or any Subsidiary of the Company,
                  (ii) any employee benefit plan of the Company or of any Subsidiary of the Company, (iii) any Person or entity organized, appointed or established by the Company for or pursuant to the terms of any such plan, (iv) Horace H. Irvine II, Andrea P. Irvine and John O. Irvine (including any spouses of any of the foregoing Persons; any lineal descendants, including children and adopted children, of any of the foregoing Persons or of any of their spouses; and, in addition

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                  to but not in limitation of the foregoing, any donees that are blood relatives of any of the foregoing Persons or of any of their spouses) and any or all of his or her or their heirs, personal representative(s), trustee(s), executor(s), administrator(s) and estates, as well as any trust created in the past or future by or for the benefit of any or all of the foregoing Persons referred to in this Section 1(a)(iv) (including any trustees or successor trustees of any such trusts or any successor trusts thereto), except that Horace H. Irvine II shall not be deemed an Exempt Person at any time as he (not including any of the other Persons referred to in this Section 1(a)(iv)) should acquire (except by reason of any inheritance or gift from any Person, or by reason of any acquisition from any spouse and/or child and/or sibling of his) the outstanding Beneficial Ownership of an additional 1% or more of the outstanding Common Stock of the Company beyond that of which he (not including any of the other Persons referred to in this Section 1(a)(iv)) has Beneficial Ownership on August 22, 1995, and further provided that any percentage increase in his Beneficial Ownership of outstanding Common Stock of the Company by reason of share purchases by the Company shall not be deemed to be part of any such additional 1% or more or (v) Sanmina Corporation, a Delaware corporation, and/or any of its subsidiaries.

         2. That Section 7(a) shall be amended and restated in its entirety as follows:

                  Subject to Section 7(e) hereof, the registered holder of any Rights Certificate may exercise the rights evidenced thereby (except as otherwise provided herein including, without limitation, the restrictions set forth in Section 9(c),
                  Section 11(a)(iii) and Section 23(a) hereof) in whole or in part at any time after the Distribution Date upon surrender of the Rights Certificate, with the form of election to purchase set forth on the reverse side thereof and the certificate contained therein completed and duly executed, to the Rights Agent at the office of the Rights Agent designated for such purpose, together with payment of the aggregate Purchase Price with respect to the total number of shares of Common Stock (or other securities, cash or other assets, as the case may be) as to which such surrendered Rights are then exercisable, at or prior to the earlier of (i) the Final Expiration Date, (ii) the time at which the Rights are redeemed as provided in
                  Section 23 hereof, (iii) the time at which the Rights expire pursuant to Section 13(d) hereof, (iv) the time at which such Rights are exchanged as provided in Section 26 hereof, or (v) immediately prior to the Effective Time, as defined in the Agreement and Plan of Merger, dated as of April 17, 2000 among Sanmina Corporation, a Delaware corporation ("Sanmina"), a wholly owned subsidiary of Sanmina and the Company, as may be amended from time to time (the earliest of (i), (ii), (iii),
                  (iv) or (v) being herein referred to as the "Expiration
                  Date").
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         3.       Except as amended hereby, the Rights Agreement shall continue in full force and effect.

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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 3 to be duly executed, all as of the day and year first above written.

Attest:                                    HADCO CORPORATION

By: /s/ Patricia Randall                   By:/s/ F. Gordon Bitter
    ----------------------------------        ---------------------------------
     Name: Patricia Randall                   Name: F. Gordon Bitter
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     Title: Vice President                    Title: Sr. Vice President and CFO
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Attest:                                    FLEET NATIONAL BANK (As Successor to
                                           the First National Bank of Boston)



By: /s/ Paul L. Fori                        By: /s/ Katherine Anderson
    ---------------------------------          --------------------------------
     Name:  Paul L. Fori                       Name:   Katherine Anderson
           --------------------------               ---------------------------
     Title: Senior Account Manager              Title: Managing Director
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